EXHIBIT 99.1

For Immediate Release: November 30, 2016

Media Contacts:

Jennifer Nahas
Griffin Capital Corporation
jnahas@griffincapital.com
Office Phone: 949-270-9332

Joseph Kuo / Matthew Griffes
Haven Tower Group LLC
jkuo@haventower.com or mgriffes@haventower.com
424 652 6520 ext. 101 or ext. 103

Griffin Capital Essential Asset REIT II Reports
Third Quarter of 2016 Results

EL SEGUNDO, Calif. (November 30, 2016) - Griffin Capital Essential Asset REIT II, Inc. (the “REIT") announced its operating results for the third quarter of 2016.

Kevin Shields, Chairman and Chief Executive Officer of the REIT commented, "We're very pleased that Griffin Capital Essential Asset REIT II has generated substantial revenue growth compared to a year ago, combined with significant enhancements to the Company's portfolio of properties through our acquisition of additional top quality commercial real estate leased to well-established global corporate tenants. Our success continues to be driven by our unique blend of industry-leading capabilities as both skilled investors and operators of income-generating commercial properties throughout the country. Reflecting our achievements on a year-to-date basis, we have continued to deliver consistent cash distributions to our stockholders, while growing the Company’s portfolio."

As of September 30, 2016, our portfolio consisted of 21 properties (28 buildings) encompassing approximately 4.5 million square feet of space in 14 states with a total acquisition value of approximately $745.0 million.

Third Quarter 2016 Financial and Operating Highlights:

•
We acquired three properties for $140.5 million, located in three states. These properties are leased on a triple-net basis and in their entirety to Zebra Technologies Corporation(1), WABCO Air Compressor Holdings, Inc., and IGT.

•
Approximately 82.6% of our portfolio’s net rental revenue(2) was generated by properties leased to tenants and/or guarantors with investment grade credit ratings or whose non-guarantor parent companies have investment grade ratings(3).

•	The total capitalization(4) of our portfolio was approximately $845.4 million.

•	Our weighted average remaining lease term was approximately 8.8 years with average annual rent increases of approximately 2.3%.

•	Our portfolio is 100% occupied and leased(5).

•	Net loss attributable to common stockholders was approximately $2.7 million or $0.05 per diluted share for the quarter.

•	Total revenue for the quarter was approximately $16.3 million, representing year-over-year growth of 68.7% from the same period in 2015.

•
Modified funds from operations, or MFFO, as defined by the Investment Program Association (IPA), was approximately $6.2 million for the quarter. Funds from operations, or FFO, as defined by the National Association of Real Estate Investment Trusts (NAREIT), was approximately $4.6 million for the quarter. Please see financial reconciliation tables and notes at the end of this release for more information regarding MFFO and FFO.

•	As of September 30, 2016, we raised approximately $618 million in our current offering of common stock.

•	For the quarter, we paid and declared distributions of approximately $7.8 million, including distributions reinvested through the distribution reinvestment plan.

•	Our debt to total real estate acquisition value as of September 30, 2016 was 30.7%.

Significant Events Subsequent to September 30, 2016

•
On October 25, 2016, we acquired a property for a purchase price of approximately $69.4 million, consisting of approximately 978,100 net rentable square feet, located in DeKalb, IL. This property is currently leased on an absolute-net basis to 3M Company through October 2026.

•
On November 18, 2016, we acquired a property for a purchase price of approximately $88.9 million, consisting of approximately 855,000 net rentable square feet, located in Pataskala, OH. This property is currently leased on a triple-net basis through August 2031.

About Griffin Capital Essential Asset REIT II
Griffin Capital Essential Asset REIT II, Inc. is a publicly registered non-traded REIT focused on acquiring a portfolio consisting primarily of single tenant business essential properties throughout the United States, diversified by corporate credit, physical geography, product type and lease duration. As of November 18, 2016, Griffin Capital Essential Asset REIT II, Inc. has acquired 30 office and industrial buildings totaling approximately 6.3 million rentable square feet and asset value of approximately $903.2 million.

About Griffin Capital Corporation
Led by senior executives with more than two decades of real estate experience collectively encompassing over $22 billion of transaction value and more than 650 transactions, Griffin Capital and its affiliates have acquired or constructed approximately 57.3 million square feet of space since 1995. Griffin Capital and its affiliates own, manage, sponsor and/or co-sponsor a portfolio consisting of approximately 40 million square feet of space, located in 30 states and the United Kingdom, representing approximately $7.0 billion(6) in asset value, based on purchase price, as of November 18, 2016. Additional information about Griffin Capital is available at www.griffincapital.com.

This press release may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such forward-looking statements can generally be identified by our use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” or other similar words. Because such statements include risks, uncertainties and contingencies, actual results may differ materially from the expectations, intentions, beliefs, plans or predictions of the future expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, but are not limited to: uncertainties relating to changes in general economic and real estate conditions; uncertainties relating to the implementation of our real estate investment strategy; uncertainties relating to financing availability and capital proceeds; uncertainties relating to the closing of property acquisitions; uncertainties related to the timing and availability of distributions; and other risk factors as outlined in the REIT’s prospectus, annual report on Form 10-K and quarterly reports on Form 10-Q as filed with the Securities and Exchange Commission. This is neither an offer nor a solicitation to purchase securities.

____________________________________________________________
1 The property is currently leased to Hewitt Associates (“Hewitt”), a wholly owned subsidiary of Aon PLC, through February 28, 2017, and Zebra Technologies Corporation (“Zebra Technologies”) occupies the property under a sublease agreement. On March 1, 2017, immediately following Hewitt’s lease expiration, Zebra Technologies 117-month lease with the Company will commence.
2 Net rent is based on (a) the contractual base rental payments assuming the lease requires the tenant to reimburse us for certain operating expenses or the property is self-managed by the tenant and the tenant is responsible for all, or substantially all, of the operating expenses; or (b) contractual rent payments less certain operating expenses that are our responsibility for the 12-month period subsequent to September 30, 2016 and includes assumptions that may not be indicative of the actual future performance of a property, including the assumption that the tenant will perform its obligations under its lease agreement during the next 12 months.
3 Of the 82.6% net rent, 63.9% is from Nationally Recognized Statistical Rating Organization (NRSRO) credit rating, with the remaining 18.7% being from non-NRSRO, but having a rating that is equivalent to a NRSRO investment grade rating. Bloomberg’s default risk rating is one example of a non-NRSRO rating.
4 Total capitalization includes the outstanding debt balance, plus total equity raised in our public offering, net of redemptions.
5 There is no guarantee that our properties will remain 100% leased.
6 Includes information related to interests in joint ventures.

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)

	September 30, 2016	December 31, 2015
ASSETS
Cash and cash equivalents	$28,989,171	$17,609,981
Real estate:
Land	96,937,781	53,229,574
Building	531,529,150	353,083,087
Tenant origination and absorption cost	170,910,229	110,652,188
Total real estate	799,377,160	516,964,849
Less: accumulated depreciation and amortization	(30,970,822)	(12,060,635)
Total real estate, net	768,406,338	504,904,214
Above market leases, net	232,065	—
Real estate acquisition deposits	13,000,000	8,950,000
Deferred rent	3,960,594	1,500,086
Other assets, net	4,903,404	3,755,692
Total assets	$819,491,572	$536,719,973
LIABILITIES AND EQUITY
Debt:
Revolving Credit Facility	$99,289,205	$135,940,517
AIG Loan	126,087,115	126,013,457
Total debt	225,376,320	261,953,974
Accrued expenses and other liabilities	19,894,471	7,116,194
Distributions payable	1,250,556	556,246
Due to affiliates	20,738,517	2,323,696
Below market leases, net	49,432,293	35,262,532
Total liabilities	316,692,157	307,212,642
Commitments and contingencies (Note 11)
Common stock subject to redemption	13,173,779	4,566,044
Stockholders' equity:
Preferred Stock, $0.001 par value, 200,000,000 shares authorized; no shares outstanding, as of September 30, 2016 and December 31, 2015	—	—
Common Stock, $0.001 par value, 700,000,000 shares authorized; 62,226,367 and 28,556,170 Class A, Class T and Class I shares outstanding, as of September 30, 2016 and December 31, 2015, respectively.	62,225	28,556
Additional paid-in capital	542,319,897	250,757,479
Cumulative distributions	(28,408,537)	(8,257,717)
Accumulated deficit	(24,384,375)	(17,684,220)
Accumulated other comprehensive loss	(49,585)	—
Total stockholders' equity	489,539,625	224,844,098
Noncontrolling interests	86,011	97,189
Total equity	489,625,636	224,941,287
Total liabilities and equity	$819,491,572	$536,719,973

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Rental income	$13,122,493	$8,475,850	$34,420,747	$11,673,877
Property expense recovery	3,210,929	1,207,078	7,745,296	1,609,685
Total revenue	16,333,422	9,682,928	42,166,043	13,283,562
Expenses:
Asset management fees to affiliates	1,627,034	1,054,094	4,259,379	1,423,053
Property management fees to affiliates	260,188	102,892	659,436	128,915
Property operating	1,157,528	490,542	2,710,786	532,743
Property tax	1,663,871	977,218	4,368,324	1,354,520
Acquisition fees and expenses to non-affiliates	384,406	587,499	880,391	2,865,687
Acquisition fees and expenses to affiliates	3,324,577	2,128,671	6,323,670	9,649,739
General and administrative	689,951	542,844	2,108,884	1,344,533
Corporate operating expenses to affiliates	501,170	189,113	1,492,059	478,057
Depreciation and amortization	7,299,478	4,767,334	18,910,187	6,644,657
Total expenses	16,908,203	10,840,207	41,713,116	24,421,904
Income (loss) from operations	(574,781)	(1,157,279)	452,927	(11,138,342)
Other income (expense):
Interest income	171	29	1,358	261
Interest expense	(2,162,115)	(1,480,969)	(7,157,334)	(2,324,434)
Net loss	(2,736,725)	(2,638,219)	(6,703,049)	(13,462,515)
Distributions to redeemable preferred unit holders	—	(345,009)	—	(366,202)
Preferred units redemption charge	—	(279,740)	—	(279,740)
Less: Net loss attributable to noncontrolling interests	959	3,726	2,894	28,293
Net loss attributable to common stockholders	$(2,735,766)	$(3,259,242)	$(6,700,155)	$(14,080,164)
Net loss attributable to common stockholders, basic and diluted	$(0.05)	$(0.18)	$(0.15)	$(1.30)
Weighted average number of common shares outstanding, basic and diluted	57,062,151	17,732,284	45,283,343	10,791,168
Distributions declared per common share	$0.14	$0.14	$0.42	$0.41

GRIFFIN CAPITAL ESSENTIAL ASSET REIT II, INC.
Funds from Operations and Modified Funds from Operations
(Unaudited)

Our management believes that historical cost accounting for real estate assets in accordance with GAAP implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered the presentation of operating results for real estate companies that use historical cost accounting to be insufficient. Additionally, publicly registered, non-listed REITs typically have a significant amount of acquisition activity and are substantially more dynamic during their initial years of investment and operation. While other start-up entities may also experience significant acquisition activity during their initial years, we believe that non-listed REITs are unique in that they have a limited life with targeted exit strategies within a relatively limited time frame after the acquisition activity ceases.
In order to provide a more complete understanding of the operating performance of a REIT, the National Association of Real Estate Investment Trusts (“NAREIT”) promulgated a measure known as funds from operations (“FFO”). FFO is defined as net income or loss computed in accordance with GAAP, excluding extraordinary items, as defined by GAAP, and gains and losses from sales of depreciable operating property, adding back asset impairment write-downs, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), and after adjustment for unconsolidated partnerships, joint ventures and preferred distributions. Because FFO calculations exclude such items as depreciation and amortization of real estate assets and gains and losses from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), they facilitate comparisons of operating performance between periods and between other REITs. As a result, we believe that the use of FFO, together with the required GAAP presentations, provides a more complete understanding of our performance relative to our competitors and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. It should be noted, however, that other REITs may not define FFO in accordance with the current NAREIT definition or may interpret the current NAREIT definition differently than we do, making comparisons less meaningful.
The Investment Program Association (“IPA”) issued Practice Guideline 2010-01 (the “IPA MFFO Guideline”) on November 2, 2010, which extended financial measures to include modified funds from operations (“MFFO”). In computing MFFO, FFO is adjusted for certain non-operating cash items such as acquisition fees and expenses and certain non-cash items such as straight-line rent, amortization of in-place lease valuations, amortization of discounts and premiums on debt investments, nonrecurring impairments of real estate-related investments, mark-to-market adjustments included in net income (loss), and nonrecurring gains or losses included in net income (loss) from the extinguishment or sale of debt, hedges, foreign exchange, derivatives or securities holdings where trading of such holdings is not a fundamental attribute of the business plan, unrealized gains or losses resulting from consolidation from, or deconsolidation to, equity accounting, and after adjustments for consolidated and unconsolidated partnerships and joint ventures, with such adjustments calculated to reflect MFFO on the same basis.
Management is responsible for managing interest rate, hedge and foreign exchange risk. To achieve our objectives, we may borrow at fixed rates or variable rates. In order to mitigate our interest rate risk on certain financial instruments, if any, we may enter into interest rate cap agreements or other hedge instruments and in order to mitigate our risk to foreign currency exposure, if any, we may enter into foreign currency hedges. We view fair value adjustments of derivatives, impairment charges and gains and losses from dispositions of assets as non-recurring items or items which are unrealized and may not ultimately be realized, and which are not reflective of on-going operations and are therefore typically adjusted for when assessing operating performance.
Additionally, we believe it is appropriate to disregard impairment charges, as this is a fair value adjustment that is largely based on market fluctuations, assessments regarding general market conditions, and the specific performance of properties owned, which can change over time. No less frequently than annually, we evaluate events and changes in circumstances that could indicate that the carrying amounts of real estate and related intangible assets may not be recoverable. When indicators of potential impairment are present, we assess whether the carrying value of the assets will be recovered through the future undiscounted operating cash flows (including net rental and lease revenues, net proceeds on the sale of the property, and any other ancillary cash flows at a property or group level under GAAP) expected from the use of the assets and the eventual disposition. Investors should note, however, that determinations of whether impairment charges have been incurred are based partly on anticipated operating performance, because estimated undiscounted future cash flows from a property, including estimated future net rental and lease revenues, net proceeds on the sale of the property, and certain other ancillary cash flows, are taken into account in determining whether an impairment charge has been incurred. While impairment charges are excluded from the calculation of MFFO as described above, investors are cautioned that due to the fact that impairments are based on estimated future undiscounted cash flows and the relatively limited term of our operations, it could be difficult to recover any impairment charges through operational net revenues or cash flows prior to any liquidity event.
We adopted the IPA MFFO Guideline as management believes that MFFO is a beneficial indicator of our on-going portfolio performance and ability to sustain our current distribution level. More specifically, MFFO isolates the financial results of the REIT’s operations. MFFO, however, is not considered an appropriate measure of historical earnings as it excludes certain significant costs that are otherwise included in reported earnings. Further, since the measure is based on historical financial information, MFFO for the period presented may not be indicative of future results or our future ability to pay our dividends. By providing FFO and MFFO, we present information that assists investors in aligning their analysis with management’s analysis of long-term operating activities. MFFO also allows for a comparison of the performance of our portfolio with other REITs that are not currently engaging in acquisitions, as well as a comparison of our performance with that of other non-traded REITs, as MFFO, or an equivalent measure, is routinely reported by non-traded REITs, and we believe often used by analysts and investors for comparison purposes. As explained below, management’s evaluation of our operating performance excludes items considered in the calculation of MFFO based on the following economic considerations:

•
Straight-line rent. Most of our leases provide for periodic minimum rent payment increases throughout the term of the lease. In accordance with GAAP, these contractual periodic minimum rent payment increases during the term of a lease are recorded to rental revenue on a straight-line basis in order to reconcile the difference between accrual and cash basis accounting. As straight-line rent is a GAAP non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of straight-line rent to arrive at MFFO as a means of determining operating results of our portfolio.

•
Amortization of in-place lease valuation. Acquired in-place leases are valued as above-market or below-market as of the date of acquisition based on the present value of the difference between (a) the contractual amounts to be paid pursuant to the in-place leases and (b) management's estimate of fair market lease rates for the corresponding in-place leases over a period equal to the remaining non-cancelable term of the lease for above-market leases. The above-market and below-market lease values are capitalized as intangible lease assets or liabilities and amortized as an adjustment to rental income over the remaining terms of the respective leases. As amortization of in-place lease valuation is a non-cash adjustment and is included in historical earnings, FFO is adjusted for the effect of the amortization to arrive at MFFO as a means of determining operating results of our portfolio.

•
Acquisition-related costs. We were organized primarily with the purpose of acquiring or investing in income-producing real property in order to generate operational income and cash flow that will allow us to provide regular cash distributions to our stockholders. In the process, we incur non-reimbursable affiliated and non-affiliated acquisition-related costs, which in accordance with GAAP, are expensed as incurred and are included in the determination of income (loss) from operations and net income (loss), for property acquisitions accounted for as a business combination. These costs have been and will continue to be funded with cash proceeds from our Primary Offering or included as a component of the amount borrowed to acquire such real estate. If we acquire a property after all offering proceeds from our Primary Offering have been invested, there will not be any offering proceeds to pay the corresponding acquisition-related costs. Accordingly, unless our Advisor determines to waive the payment of any then-outstanding acquisition-related costs otherwise payable to our Advisor, such costs will be paid from additional debt, operational earnings or cash flow, net proceeds from the sale of properties, or ancillary cash flows. In evaluating the performance of our portfolio over time, management employs business models and analyses that differentiate the costs to acquire investments from the investments’ revenues and expenses. Acquisition-related costs may negatively affect our operating results, cash flows from operating activities and cash available to fund distributions during periods in which properties are acquired, as the proceeds to fund these costs would otherwise be invested in other real estate related assets. By excluding acquisition-related costs, MFFO may not provide an accurate indicator of our operating performance during periods in which acquisitions are made. However, it can provide an indication of our on-going ability to generate cash flow from operations and continue as a going concern after we cease to acquire properties on a frequent and regular basis, which can be compared to the MFFO of other non-listed REITs that have completed their acquisition activity and have similar operating characteristics to ours. Management believes that excluding these costs from MFFO provides investors with supplemental performance information that is consistent with the performance models and analysis used by management.

•
Unrealized gains (losses) on derivative instruments. These adjustments include unrealized gains (losses) from mark-to-market adjustments on interest rate swaps and losses due to hedge ineffectiveness.  The change in fair value of interest rate swaps not designated as a hedge and the change in fair value of the ineffective portion of interest rate swaps are non-cash adjustments recognized directly in earnings and are included in interest expense.  We have excluded these adjustments in our calculation of MFFO to more appropriately reflect the economic impact of our interest rate swap agreements.

For all of these reasons, we believe the non-GAAP measures of FFO and MFFO, in addition to income (loss) from operations, net income (loss) and cash flows from operating activities, as defined by GAAP, are helpful supplemental performance measures and useful to investors in evaluating the performance of our real estate portfolio. However, a material limitation associated with FFO and MFFO is that they are not indicative of our cash available to fund distributions since other uses of cash, such as capital expenditures at our properties and principal payments of debt, are not deducted when calculating FFO and MFFO. Additionally, MFFO has limitations as a performance measure in an offering such as ours where the price of a share of common stock is a stated value. The use of MFFO as a measure of long-term operating performance on value is also limited if we do not continue to operate under our current business plan as noted above. MFFO is useful in assisting management and investors in assessing our on-going ability to generate cash flow from operations and continue as a going concern in future operating periods, and in particular, after the offering and acquisition stages are complete and NAV is disclosed. However, FFO and MFFO are not useful measures in evaluating NAV because impairments are taken into account in determining NAV but not in determining FFO and MFFO. Therefore, FFO and MFFO should not be viewed as a more prominent measure of performance than income (loss) from operations, net income (loss) or to cash flows from operating activities and each should be reviewed in connection with GAAP measurements.
Neither the SEC, NAREIT, nor any other applicable regulatory body has opined on the acceptability of the adjustments contemplated to adjust FFO in order to calculate MFFO and its use as a non-GAAP performance measure. In the future, the SEC or NAREIT may decide to standardize the allowable exclusions across the REIT industry, and we may have to adjust the calculation and characterization of this non-GAAP measure.
Our calculation of FFO and MFFO is presented in the following table for the three and nine months ended September 30, 2016 and 2015:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss	$(2,736,725)	$(2,638,219)	$(6,703,049)	$(13,462,515)
Adjustments:
Depreciation of building and improvements	2,896,449	1,979,152	7,700,745	2,692,042
Amortization of leasing costs and intangibles	4,403,029	2,788,182	11,209,442	3,952,615
FFO/(FFO deficit)	$4,562,753	$2,129,115	$12,207,138	$(6,817,858)
Distributions to redeemable preferred unit holders	—	(345,009)	—	(366,202)
Distributions to noncontrolling interests	(2,765)	(2,772)	(8,235)	(8,227)
Preferred units redemption premium	—	(279,740)		(279,740)
FFO/(FFO deficit), adjusted for noncontrolling interest distributions	$4,559,988	$1,501,594	$12,198,903	$(7,472,027)
Reconciliation of FFO to MFFO:
Adjusted FFO/(FFO deficit)	$4,559,988	$1,501,594	$12,198,903	$(7,472,027)
Adjustments:
Acquisition fees and expenses to non-affiliates	384,406	587,499	880,391	2,865,687
Acquisition fees and expenses to affiliates	3,324,577	2,128,671	6,323,670	9,649,739
Revenues in excess of cash received (straight-line rents)	(896,618)	(620,151)	(2,460,508)	(786,042)
Amortization of above/(below) market rent	(968,921)	(529,582)	(2,654,304)	(1,091,830)
Unrealized gain on derivatives	(167,937)	—	(167,937)	—
Preferred units redemption premium	—	279,740	—	279,740
MFFO	$6,235,495	$3,347,771	$14,120,215	$3,445,267